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                                                               Exhibit 10.07(g)


                            THE HUNTER GROUP, INC.

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective this 7th day of November, 1990, by and between The Hunter Group, Inc. ("HUNTER"), a Maryland corporation with offices in Baltimore, Maryland; Boston, Massachusetts; San Francisco, California; Chicago, Illinois; Los Angeles, California; Miami, Florida; Toronto, Ontario, Canada; and New York, New York; and Thomas W. Whartenby ("EMPLOYEE"), who resides at 13807 Princess Anne Way, Phoenix, Maryland 21131.

                              W I T N E S S E T H

WHEREAS, HUNTER is engaged in consulting and systems development, research, design, formulation, manufacture, marketing, distribution, licensing and sale of a variety of products and services, generally relating to Human Resources administration, including, but not limited to, employee benefits, equal employment opportunity, applicant and resume tracking, succession planning, suggestion awards, compensation, pension, stock options, employee relations, training, health and safety, and payroll software systems, and now has and expects to develop confidential information relating thereto; and

  WHEREAS, EMPLOYEE is highly skilled in the technical, functional and marketing fields in which HUNTER is engaged.

  WHEREAS, HUNTER desires to utilize the services of EMPLOYEE as project manager, systems designer, consultant, etc., and EMPLOYEE desires to offer his/her services to HUNTER, and as a result of the rendering of such services, EMPLOYEE may have access to confidential information and may further contribute thereto;

  NOW, THEREFORE, HUNTER and EMPLOYEE hereby agree as follows:

1. Services. EMPLOYEE agrees to perform for HUNTER such duties which are consistent with EMPLOYEE's background, skills and job responsibilities as shall be reasonably assigned to him/her from time to time by HUNTER.

2. Compensation. EMPLOYEE shall be entitled to the compensation and benefits described in the Offer Letter, a copy of which is attached hereto as "Exhibit A".

3. Use of Name. EMPLOYEE agrees to allow HUNTER to use his/her name, and a summary of his/her experience and qualifications, in any business plan, presentation or sales or marketing efforts prepared by HUNTER in the course of its business during EMPLOYEE's period of employment. Upon EMPLOYEE's request, HUNTER shall review any summary of EMPLOYEE's experience and qualifications for form and accuracy prior to HUNTER's use of such summary.

4. EMPLOYEE'S Authority to Bind the Corporation. EMPLOYEE shall not at any time pledge the credit of HUNTER, nor enter into any contract or agreement on behalf of HUNTER without its prior written consent.

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5. Term. EMPLOYEE's employment may be terminated upon not less than two (2)
weeks' written notice by either party; provided, however, that all of the terms and conditions intended to survive the termination of EMPLOYEE's employment shall remain in full force and effect.

   (a) Introductory Period. Notwithstanding anything to the contrary contained herein and in addition to the rights set forth in subsection (d), HUNTER may terminate EMPLOYEE's employment for any reason at any time during the first three (3) months of EMPLOYEE's employment upon not less than one
(1) week's notice or payment of one (1) week's base salary in lieu thereof.

   (b) Termination for Cause. Notwithstanding anything to the contrary herein, HUNTER shall be entitled to terminate EMPLOYEE's employment without prior notice for cause, including but not limited to EMPLOYEE's misfeasance, malfeasance, insubordination, breach of law or fiduciary duty, or any of other terms or conditions of his/her employment with HUNTER, including any expressed or implied representations or warranties made by EMPLOYEE in connection with his/her employment.

  (c) Severance Entitlement. In the event HUNTER terminates this Agreement after the introductory period defined in subsection (a) for any reason other than EMPLOYEE's termination for cause as defined in subsection (b), EMPLOYEE shall be entitled to two (2) weeks of base salary as severance for each six
(6) months of completed service. In no event shall the severance entitlement exceed four (4) weeks of base salary.

   (d) Payments at Termination. HUNTER agrees to pay any severance to which EMPLOYEE is entitled, along with any accrued payments for incentive bonuses, commissions, and unused leave entitlements according to HUNTER's policies then in effect, or expressly agreed with EMPLOYEE, at the later of the date of termination and the date when all HUNTER property as listed in paragraph 13 is returned, and all outstanding travel or other expense reports have been returned, and debts paid by EMPLOYEE.

6. Rights to Work Product. With respect to any work product which is conceived or produced by EMPLOYEE during the term of his/her or employment or with the use or assistance of HUNTER's facilities, materials, or personnel, HUNTER shall own all rights, title and interest to such work product, and such product shall be considered as "work made for hire", unless otherwise agreed in writing by the parties.

7. Protection of Trade Secrets and Confidential Information. EMPLOYEE hereby acknowledges that during the term of his/her employment, he/she will acquire access to confidential information and trade secrets belonging to HUNTER or HUNTER's clients or third parties. Such confidential information and trade secrets shall be kept in absolute confidence both during and after the termination of EMPLOYEE's employment. For the purpose of this paragraph 7, the term "trade secrets and confidential information" shall mean any information not generally known in the relevant trade or business, which was obtained from HUNTER or its clients or which was learned, discovered, conceived, originated or prepared as a result of the performance of any services on behalf of HUNTER; including but not limited to information relating to existing or contemplated products, services, technology, designs, processes or formulae and information relating to business plans, customer lists, customer requirements and supplier information. EMPLOYEE agrees that he/she will not, at any time, disclose to others, use for his/her own benefit or otherwise appropriate or copy any such confidential information or trade

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secrets, whether or not developed by EMPLOYEE, except as required in
EMPLOYEE's duties to HUNTER; provided, however, that the foregoing shall not apply to any information (i) that is generally available to the public on the date hereof or that hereafter becomes generally available to the public through no breach of this paragraph 7 by EMPLOYEE, (ii) obtained by EMPLOYEE from a third party having the right to disclose such information, (iii) known by EMPLOYEE prior to its disclosure by HUNTER or (iv) required by law, governmental order or decree to be disclosed by EMPLOYEE.

8. Procedures for Preserving Confidentiality of Tangible and Intangible Items. EMPLOYEE agrees to comply with any and all reasonable procedures which HUNTER may adopt from time to time to preserve the confidentiality of any confidential information or trade secrets. Certain materials will be affixed with a legend indicating their confidential nature. However, the absence of any such legend on any item containing or relating to confidential information will not give rise to any inference that the information contained therein or derived therefrom is not confidential information.

9. Covenant Not to Employ. During the period of employment and for a period of one (1) year after the period of employment, EMPLOYEE agrees that he/she will not employ or solicit the employment of any HUNTER employee or any of HUNTER's consultants, subcontractors or independent contractors. Nothing herein shall be construed to prohibit EMPLOYEE from soliciting or employing any HUNTER employee, consultant, subcontractor or independent contractor who was terminated by HUNTER for economic or budgetary reduction purposes.

10. Covenant Not to Solicit.

    (a) During the period of employment, and for a one (1) year period thereafter, EMPLOYEE agrees that he/she will not render, directly or indirectly, any services of an advisory or consulting nature similar in character to those offered by HUNTER, whether as an employee or otherwise, to any business which is a client or active prospect of HUNTER. The provisions of this paragraph 10.(a) shall not apply where EMPLOYEE was terminated by HUNTER for economic or budgetary reduction purposes.

   (b) During the period of employment, and for a one (1) year period thereafter, EMPLOYEE agrees that he/she will not contact any clients or active prospects of HUNTER for the purposes of soliciting, selling, or both, to any of said clients or active prospects any products or services similar to the products or services of HUNTER; nor will he/she in any way directly or indirectly, for himself/herself or in behalf of, or in conjunction with any other person, persons, firm, partnership, corporation, or company, solicit, divert, or take away any such clients or active prospects of HUNTER.

   (c) For purposes of paragraph 10.(a) and 10.(b) active prospects are defined as those persons, firms, or corporations with whom HUNTER is, or has been actively engaged in the solicitation or negotiation of business opportunities at any time during the one (1) year period preceding the termination of employment.

11. Noncompetition Agreement.

    (a) During the term of his/her employment, and for a period of one (1) year after the date of its termination, EMPLOYEE agrees that he/she will not render, directly or indirectly, any services of an advisory or consulting nature, whether as an employee or otherwise, to any business which is a competitor of HUNTER.

    (b) During the term of this Agreement, and for a period of one (1) year thereafter, EMPLOYEE agrees that he/she will not, either along or as a member of a partnership or joint venture, as a beneficiary or a trust, or as an officer, director, stockholder or investor of or in any other corporation or enterprise, or otherwise (except as an investor in

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securities publicly held and listed on a national securities exchange) be engaged in the ownership or management of any business or activity which is a competitor of HUNTER.

     (c) The provisions of this paragraph 11 shall not apply where EMPLOYEE was terminated by HUNTER for economic or budgetary reduction purposes.

12. Business Opportunities. EMPLOYEE acknowledges that all business opportunities generated by HUNTER shall belong to HUNTER. In the event of a breach of this paragraph 12, EMPLOYEE shall be liable to HUNTER for 100% of the gross revenues of any business obtained as a result of such a breach and shall not be entitled to any compensation or remuneration in any form from HUNTER.

13.  Duty Upon Termination of Employment.

     (a) Upon termination of his/her employment with HUNTER for any reason, EMPLOYEE agrees to deliver to HUNTER all keys, motor vehicles, computer hardware, peripherals, software, telephones, writings, designs, documents, records, data, memoranda, computer source code and object code listings, file layouts, record layouts, system design information, models, manuals, documentation, notes, and other materials of any nature which are in his/her possession or control as a result of his/her employment by HUNTER.

     (b) EMPLOYEE further agrees to retain in the strictest confidence any confidential information or trade secrets he/she learned during his/her term of association unless and until such information has been made generally available to the trade other than by breach of this Agreement.

14. Other Agreements. EMPLOYEE represents and warrants that his/her signing of this Agreement and the performance of his/her services hereunder is not and will not be knowingly in violation of any other contract, agreement or understanding to which he/she is a party.

15. Assignment. This Agreement may not be assigned or transferred in whole or in part without the prior written consent of the parties.

16. Right to Injunctive Relief. EMPLOYEE's strict compliance with the provisions of paragraphs 6 through 13 hereof is necessary to preserve and protect the goodwill and proprietary rights of HUNTER as a going concern and to prevent persons, firms, joint ventures, partnerships, corporations, institutions, and enterprises engaged in businesses and activities which are competitive with the businesses and activities conducted or carried on by HUNTER from obtaining an unfair competitive advantage over HUNTER. Any failure by EMPLOYEE to comply with the provisions of such paragraphs will result in irreparable and continuing damage to HUNTER for which there will be no adequate remedy at law. In the event that EMPLOYEE fails to comply with the provisions of such paragraphs, HUNTER shall be entitled to injunctive relief and to such other and further relief as may be necessary or appropriate to cause EMPLOYEE to comply with his/her duties and obligations under such paragraphs.

17. Severability. In case it is determined by a court of competent jurisdiction that any provision herein contained is illegal or unenforceable, such determination shall solely affect such provision and shall not impair the remaining provisions of this Agreement.

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18.  Plurals; Gender. Any word in the text of this Agreement shall be read as the singular or plural and as the masculine, feminine or neuter gender as may be appropriate under the circumstances then existing.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

20. Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and exclusive statement of the Agreement between them which supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement. This Agreement shall not be amended except in a writing executed by both parties.

21. Notices. Except as otherwise provided herein, notices, payments, or any other communication provided for herein shall be deemed to be given when mailed first class mail, addressed to HUNTER as follows:

                              The Hunter Group, Inc.
                              11 East Chase Street
                              Suite 8E
                              Baltimore, Maryland 21202
                              Attn: Mr. Howard I. Zlotowitz

And to EMPLOYEE as follows:

                              Thomas W. Whartenby
                              13807 Princess Anne Way
                              Phoenix, Maryland 21131

Executed under seal this 5th day of November, 1990.
                         ---        --------    --

WITNESS:                          Thomas W. Whartenby

/s/ [Illegible]                  /s/ Thomas W. Whartenby     (SEAL)
----------------------------     ----------------------------

Executed under seal this 7th day of November, 1990.
                         ---        --------    --

WITNESS:                          THE HUNTER GROUP, INC.


/s/ [Illegible]                      By: /s/ Howard I. Zlotowitz    (SEAL)
----------------------------         -------------------------------
                                      Howard I. Zlotowitz,
                                      Senior Vice President

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                                                                      Exhibit A

                                [cad 157]Letterhead[cad 179]


                                                               October 30, 1990

Mr. Thomas W. Whartenby
13807 Princess Anne Way
Phoenix, Maryland 21131

Dear Tom:

I am pleased to confirm our offer for you to join The Hunter Group as a Director, Business Planning and Development. As the boundaries of your role are as yet undefined, the initial scope of your activities will be to assist me in assessing the organizational structure and responsibilities now in place, and to make recommendations concerning new organizational structures, reporting lines and staffing. The outcome of this activity will be used to determine your subsequent roles and responsibilities. You will be located in our Baltimore office and reporting to me as President.

Your base salary will be $7,100.00 per month paid semi-monthly on the sixteenth and first days of the month. An incentive compensation program will be developed for you after your first six weeks of employment. That program will set forth qualitative and quantitative goals for 1991, with an incentive target of 30% of base pay. Although incentive compensation is targeted at 30%, this does not mean you would necessarily receive 30% nor anything, if individual goals are not achieved. You will be eligible for our Profit-Sharing plan and various incentive compensation programs designed to further your professional development and to reward you for special contributions to the company's growth, revenues, and profitability. You will also be eligible for vacation, personal and sick leave, and holiday pay according to standard Hunter policy. Eligibility requirements and other highlights of our compensation and benefit plans are detailed in the attached summaries. Please note that some of the benefit plans are optional, with a contribution required on your part should you elect to participate.

Tom, you will need to sign an Employment Agreement. As much as we dislike the formality, it is required to protect your interests and rights, as well as those of The Hunter Group, its clients and prospects, and the vendors we work with and support. It is enclosed for your signature and must be signed on or before the date you commence employment with us. If you have never been faced with a contract of this type before, it can be intimidating, even though we have tried to make it less so. Don't hesitate to ask if you have any questions or concerns; we will be pleased to discuss any of its provisions with you.

This employment offer is extended to you until November 2, 1990, at which time it expires if not accepted. Based on our understanding of your current obligations, we are expecting you to start on or about November 5, 1990. Please sign one copy of this letter indicating your expected start date and return it to me.


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Mr. Thomas W. Whartenby
October 30, 1990
Page 2


Your employment with The Hunter Group should offer you the challenges and rewards you seek. We look forward to working with you, and to the success of of our mutual endeavors.

                                                 Sincerely,



                                                 /s/ Terry L. Hunter
                                                 -------------------
                                                 Terry L. Hunter
                                                 President

TLH:cwb

Enclosure:         Employment Agreement
                   Benefits/Compensation Information

cc:                Howard Zlotowitz
                   Personnel



Accepted:

/s/ Thomas W. Whartenby                           Date: November 1, 1990
-----------------------                                 ----------------
Thomas W. Whartenby

Expected start date: November 5, 1990
                     ----------------
Expected